Exhibit 10(a)(1)
[*] TEXT OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
Confidential Treatment Requested by Core Molding Technologies, Inc.
Under 17 C.F.R. Sections 200.80(B)(4), 200.83 and 240.24b-2
FIRST ADDENDUM TO COMPREHENSIVE SUPPLY AGREEMENT
THIS FIRST ADDENDUM is entered into this 28th day of January, 2010 by and between Navistar, Inc., a Delaware corporation (“Buyer”), and CORE MOLDING TECHNOLOGIES, INC./CORE COMPOSITES CORPORATION, a Delaware corporation (“Seller”). Capitalized terms used herein but not defined have the meanings set forth in the Agreement.
WHEREAS, the parties hereto are parties to that certain Comprehensive Supply Agreement dated June 23, 2008 (the “Supply Agreement”); and
WHEREAS, Buyer and Seller wish to add provisions to the Supply Agreement as a result of Buyer’s relocation of certain production to Buyer’s Escobedo Assembly Plant, which prompted Buyer to ask Seller to shift production of certain of Seller’s Products to Seller’s Matamoros, Mexico production facility.
NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
1.	Seller will install, at its expense (approximately $4,000,000), additional compression molding presses at its plant in Matamoros, Mexico, in numbers and configurations needed to ensure adequate capacity to produce the following Products under historically-typical demand conditions:
a.	[*]
b.	[*]
c.	[*]
d.	[*]
2.	[*]

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*[*]
* Confidential Treatment Requested by Core Molding Technologies, Inc

Buyer and Seller will work jointly to determine the appropriate size of the inventory banks required to support the Product moves considering the production needs of Buyer and the timing requirements to move the equipment. Buyer will ultimately be responsible for determining the inventory bank quantities and will assume any risk of actual demand fluctuations in relation to the bank size. Seller will be responsible for meeting the timing requirements of the equipment move.
3.	Seller and Buyer will develop a final move timeline once the inventory bank sizes are determined, as the size of the bank will impact timing. It is currently estimated that production start-up for the [*] will start in Mexico in May 2010 and production of the [*] will begin in June 2010.
4.	Seller will initiate move of production lines to Mexico once this First Addendum is executed and the inventory bank sizes are determined.
5.	Buyer will be responsible for all costs as noted in the cost breakdown of the attached Appendix A, of the inventory bank. Final costs will be determined based upon the actual bank quantities determined to be necessary.
a.	Buyer may at its own option choose to purchase and store the bank at Buyer’s (or its logistics vendor’s) facility. Should Buyer chose to store the bank, Buyer will be responsible to ensure that all Products are properly stored to avoid any damage during storage and to ensure products remain in a paint-ready condition for use by Buyer’s production facilities.
6.	Buyer will be responsible for the costs of moving its molds, secondary equipment, racks, etc., as shown in the cost breakdown in the attached Appendix A, to Seller’s Matamoros Mexico plant.
a.	Buyer may contract directly with its logistic suppliers to transport these items to Mexico. Seller will support the loading and unloading of these items in its facilities. Buyer and Seller will work together to ensure that the timing of these moves is in support of the overall project timeline and start up needs.
b.	Alternatively, if directed by Buyer, Seller will contract with the logistics carriers to transport these items to Mexico. Under this arrangement, Seller will bill Buyer for the costs to move this equipment. Payment terms will match those Seller receives from the logistics carriers.
7.	Buyer will be responsible for the costs to disconnect, transfer and reinstall in Seller’s Matamoros plant, all Buyer-owned assembly cell equipment. These costs are shown in the cost breakdown in the attached Appendix A. Seller will be responsible to manage this transfer to ensure that all equipment is properly disassembled and reassembled to produce Products consistent with the assembly of these Products in Columbus.
a.	[*]
b.	[*].
c.	Seller will invoice Buyer progress billings consistent with service vendors’ invoicing practices.
d.	Payment terms for these invoices from Seller to Buyer will match the providers’ invoice payment terms.
* Confidential Treatment Requested by Core Molding Technologies, Inc

8.	The parties recognize that, should production using the Products covered by this First Addendum be moved from Buyer’s Escobedo plant to any other location further from Seller’s Matamoros Plant than the Escobedo Assembly Plant, Buyer will experience higher logistics costs for its products shipped from Seller’s Matamoros facility. Buyer agrees not use logistics costs as a basis to deem Seller uncompetitive as a supplier under section 19 of the Supply Agreement, should such a move occur.
9.	All other terms and conditions of the Supply Agreement shall remain in full force and effect.

CORE MOLDING TECHNOLOGIES, INC.	NAVISTAR, INC.

/s/ Terrence J. O’Donovan	/s/ Dustin J. Miller
Terrence J. O’Donovan, VP	Dustin J. Miller, Supply Manager

January 28, 2010	January 28, 2010
Date	Date
* Confidential Treatment Requested by Core Molding Technologies, Inc

[*] TEXT OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
Confidential Treatment Requested by Core Molding Technologies, Inc.
Under 17 C.F.R. Sections 200.80(B)(4), 200.83 and 240.24b-2
EXHIBIT A: [*]
* Confidential Treatment Requested by Core Molding Technologies, Inc